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               [LETTERHEAD OF CHASE AND ASSOCIATES APPEARS HERE]


                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Telco Communications Group, Inc.
Chantilly, Virginia

We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated March 25, 1994, relating to the financial statements of Telco Communications Group, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                               /s/ Chase and Associates CPAs, PC

Manassas, Virginia
June 11, 1996



       9293 Corporate Circle . Manassas, Virginia 22110 . 703/361-7114
                        . METRO:631-2244 . FAX 361-8225